Calculation of Filing Fee Tables
S-8
Velo3D, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	4,290,000	$ 16.47	$ 70,656,300.00	0.0001381	$ 9,757.64
Total Offering Amounts:						$ 70,656,300.00		$ 9,757.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,757.64
Offering Note
[1]	Velo3D, Inc. (the "Company") is filing this registration statement on Form S-8 to register an aggregate of 4,290,000 shares of common stock of the Company ("Shares"), which may be issued pursuant to the Velo3D, Inc. 2021 Equity Incentive Plan ("2021 EIP"), consisting of an additional (i) 2,860,000 Shares reserved for issuance pursuant to the terms of the 2021 EIP and (ii) 1,430,000 Shares to allow for the recycling of Shares back into the 2021 EIP in connection with Share withholding or expirations, cancellations, forfeitures or similar events with respect to 2021 EIP awards. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional Shares that may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions, as provided in the 2021 EIP. The proposed maximum offering price per share is calculated in accordance with Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices for the Shares reported on The Nasdaq Stock Market LLC on June 8, 2026, which was $16.47 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources